Exhibit 99.1
AXT, Inc. Updates Revenue Expectations for the Third Quarter 2022
October 03, 2022
Page 1 of 2

AXT, Inc. Announces a Preliminary Revenue Range for Third Quarter 2022

Third Quarter 2022 Earnings Announcement Scheduled for Oct. 27, 2022

FREMONT, Calif., October 3, 2022 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today announced a preliminary revenue range for its third quarter, ended September 30, 2022.  AXT’s full financial results for the third quarter of 2022 are not yet available.

AXT expects preliminary revenue for the third quarter of 2022 to be in the range of $34 to $35 million, below the company’s previously stated guidance of $39 million to $41 million provided on July 28, 2022. The preliminary revenue range for the third quarter of 2022 is primarily attributable to weakening macroeconomic conditions, particularly in the demand environment in China.

“Though we continue to feel confident about our participation in a number of exciting technology trends and Tier-1 opportunities, our business is not immune to the effects throughout the supply chain of a deteriorating macroeconomic environment. We are disappointed by the impact to our near-term growth, but we remain confident in our strategy and business opportunity across our key markets,” said Morris Young, chief executive officer.

The company’s actual results for the third quarter of 2022 are not yet available, have not been audited and may differ materially from the preliminary estimates above, which are not a comprehensive statement of the company’s financial results and are not necessarily indicative of the results to be expected for fiscal 2022 or any future period.

The company will host a conference call to discuss these results on October 27, 2022 at 1:30 p.m. PT. To access the call by phone, please go to this link to register and you will be provided with dial in details: https://register.vevent.com/register/BIdbf7aee0a4da485ab0623751b90236cf. A webcast link for the call will also be available on the investor relations page at http://www.axt.com.

To avoid delays, all participants are encouraged to join the conference call fifteen minutes ahead of the scheduled start time. A replay will be available on the investor relations page at axt.com. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California and includes sales, administration and customer service functions. AXT has its Asia headquarters

AXT, Inc. Updates Revenue Expectations for Third Quarter 2022
October 03, 2022

in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the company has partial ownership in ten companies in China producing raw materials for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding certain preliminary financial results for the third quarter, ended September 30, 2022, including a preliminary revenue range during the quarter, the market demand for our products, our growth prospects and opportunities for continued business expansion, including technology trends, new applications and Tier-1 opportunities, our market opportunity, our ability to lead our industry, our relocation and our expectations with respect to our business prospects and financial results. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the requests for redemptions by private equity funds in China of investments in our subsidiary in China, Beijing Tongmei Xtal Technology Co., Ltd. (“Tongmei”), the administrative challenges in satisfying the requirements of various government agencies in China in connection with the listing of shares of Tongmei on the Shanghai Stock Exchange’s Sci-Tech innovAtion boaRd (the “STAR Market”), continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a result of air pollution or power shortages in China or COVID-19; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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